Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and 333-132221) of Magic Software Enterprises Ltd., of our report dated 27th. March 2006, with respect to the financial statements of Magic Software Enterprises (UK) Limited as of December 31, 2005, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2005.

/s/ LEVY COHEN & CO.

LEVY COHEN & CO.

Registered Auditors

4th. April 2006